UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 16, 2009
___________________

SEMITOOL, INC. (Exact Name of Registrant as Specified in its Charter) ___________________
Montana (State or Other Jurisdiction of Incorporation)	0-25424 (Commission File Number)	81-0384392 (I.R.S. Employer Identification No.)
655 West Reserve Drive, Kalispell, Montana  59901
(Address of Principal Executive Offices) (Zip Code)

(406) 752-2107
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry Into a Material Definitive Agreement.

On November 16, 2009, Semitool, Inc., a Montana corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Applied Materials, Inc., a Delaware corporation (“Applied”) and Jupiter Acquisition Sub, Inc., a Montana corporation and wholly owned subsidiary of Applied (“Acquisition Sub”).

Under the terms of the Merger Agreement, Applied acting through the Acquisition Sub will commence a tender offer (the “Offer”) for shares of the Company’s common stock, no par value (the “Shares”) at a price of $11.00 per share net to the seller in cash, without interest and subject to any required withholding of taxes (the “Offer Price”).  The Merger Agreement provides that the Offer will expire 20 business days following the commencement of the Offer, subject to certain extension rights and obligations set forth in the Merger Agreement, provided that the Acquisition Sub shall not be required to extend the expiration date of the Offer beyond March 31, 2010.  The Offer is subject to the condition that the number of Shares validly tendered and not withdrawn prior to the expiration of the Offer will, when combined with any Shares owned by Applied or Acquisition Sub immediately prior to the expiration of the Offer, represent a minimum of 66 2/3% of the total number of the Shares outstanding on a fully diluted basis.  The Offer is also subject to certain other closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and foreign antitrust or competition-related legal requirements, the absence of certain legal impediments and other customary closing conditions.

Following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, if and when determined by the Company and Applied, the Acquisition Sub and the Company will merge (the “Merger”).  Upon consummation of the Merger (the “Effective Time”), the remaining holders of issued and outstanding Shares (other than shareholders who properly exercise appraisal rights under Montana law) will receive the Offer Price for each Share held by such holders as of the Effective Time. The closing of the Merger is subject to approval of the Merger by holders of the Shares; however, the parties have agreed that if after the purchase of the Shares pursuant to the Offer and any subsequent offering period, and after giving effect to any shares purchased pursuant to the option described in the next paragraph, Applied, directly or indirectly owns at least 80% of the outstanding Shares, then, following the satisfaction or waiver of the other conditions to the closing of the Merger, the Merger may occur in a “short-form” pursuant to applicable Montana law, which will not require the consent of the Company’s shareholders.  The Merger is also conditioned upon the absence of certain legal restraints and the acceptance of payment by Acquisition Sub of all the Shares validly tendered pursuant to the Offer.

In the Merger Agreement, the Company granted Acquisition Sub the option to purchase, at a price per share equal to the price paid in the Offer, a number of newly issued Shares equal to the lesser of (a) the number of Shares that, when added to the number of Shares directly or indirectly owned by Applied, constitutes 80% of the Adjusted Outstanding Share Number, as defined below, and (b) the aggregate number of Shares authorized but unissued under the Company’s Articles of Incorporation at the time of the exercise of such option (the “Top-Up Option”).  For the purposes of the Merger Agreement, “Adjusted Outstanding Share Number” means the sum of (1) the aggregate number of Shares issued and outstanding immediately prior to the acceptance of Shares tendered in the Offer and (2) an additional number of Shares up to (but not exceeding) the aggregate number of Shares issuable on exchange or exercise, as the case may be, of all options, warrants and other rights to acquire Shares outstanding immediately prior to the acceptance of Shares tendered in the Offer (other than potential (but not actual) dilution attributable to the Top-Up Option.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among other things a “no-shop” restriction on the ability of the Company to solicit third party proposals relating to alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain limited exceptions to permit the Company’s Board of Directors to comply with its fiduciary duties. The representations, warranties and covenants of the Company and Applied contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Merger instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or Applied or any of their respective subsidiaries.

The Merger Agreement contains certain termination rights and provides that the Company will be required to pay Applied a termination fee equal to the greater of (i) $3.6 million or (ii) the aggregate amount of all fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Applied in connection with the preparation and negotiation of the Merger Agreement, certain related agreements and otherwise in connection with the Offer, the Merger or any of the other contemplated transactions and  related documents under certain circumstances, including if the Company terminates the Merger Agreement in order to accept a superior proposal.  Further, if, contemporaneously with a termination of the Merger Agreement a competing acquisition proposal has been announced or within 18 months thereafter the Company enters into such an arrangement, the Company may be required to pay to Applied an additional amount equal to $14.4 million, reduced by any amounts paid pursuant to the termination fee described in the first sentence of this paragraph.

         The Company knows of no material relationship between the Company or its affiliates and Applied or Acquisition Sub other than with respect to the Merger Agreement and the following:

(i)  Company and Applied are parties to a joint development agreement, effective as of December 17, 2007, pursuant to which the parties are engaged in a project related to the integration of certain proprietary technologies owned by the parties.  Pursuant to this agreement, the parties have cross-licensed certain technology to one another.

(ii) Company and Applied also cross-license certain technology resulting from a settlement of an interference action, effective February 12, 2004.

(iii) Since September 15, 2006, both Company and Applied have been members of a consortium which is working toward the development of certain industry-wide production goals.

ITEM 8.01.  Other Matters

On November 17, 2009, the Company and Applied issued a joint press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto. Information presented in the Company’s press release shall not be deemed to have been filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release dated November 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMITOOL, INC.

Dated: November 17, 2009	By:	/s/Larry A. Viano
Larry A. Viano
Chief Financial Officer